                                                                EXHIBIT 10.13

                                MERGER AGREEMENT

                                      AMONG

                           SOUTHWEST GAS CORPORATION,

                      SOUTHWEST GAS CORPORATION OF ARIZONA

                                       AND

                       NORTHERN PIPELINE CONSTRUCTION CO.

                              NOEL T. COON, ET UX.

                           WILLIAM L. JOHNSON, ET UX.

                            MICHAEL J. KEMPER, ET UX.

                                   DATED AS OF

                                November 13, 1995


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                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----

         Recitals..........................................................................    1

 1.      Plan of Merger....................................................................    1
         1.1      The Merger...............................................................    1
         1.2      Effect of the Merger.....................................................    2
         1.3      Consummation of the Merger...............................................    2
         1.4      Articles of Incorporation and Bylaws; Directors and Officers.............    2
         1.5      Conversion of Securities.................................................    3
         1.6      Closing of NPL Transfer Books............................................    4
         1.7      Exchange of Certificates.................................................    4
         1.8      Taking of Necessary Action; Further Action...............................    5
         1.9      Fair Market Value........................................................    5

 2.      Effective Time; Closing...........................................................    7

 3.      Representations and Warranties of NPL.............................................    7
         3.1      Organization, Power, Good Standing, Etc..................................    7
         3.2      Capitalization...........................................................    9
         3.3      Authority................................................................   10
         3.4      No Violation.............................................................   11
         3.5      Consents and Approvals...................................................   11
         3.6      Financial Statements.....................................................   12
         3.7      Brokerage................................................................   13
         3.8      Absence of Certain Changes or Events.....................................   13
         3.9      Litigation, Etc..........................................................   14
         3.10     Taxes and Tax Returns....................................................   14
         3.11     Employees; Employee Benefit Plans........................................   15
         3.12     Compliance With Applicable Law...........................................   21
         3.13     Contracts and Agreements.................................................   21
         3.14     Disclosure...............................................................   21
         3.15     Title to Property........................................................   22
         3.16     Insurance................................................................   23
         3.17     Powers of Attorney.......................................................   24

 4.      Representations and Warranties of Southwest.......................................   24
         4.1      Corporate Organization...................................................   24
         4.2      Authority................................................................   24
         4.3      No Violation.............................................................   25

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
         4.4      Consents and Approvals....................................................................     26
         4.5      Sufficient Resources......................................................................     26
         4.6      Litigation................................................................................     27
         4.7      Capitalization............................................................................     28
         4.8      SEC Filings...............................................................................     28
         4.9      Business Changes..........................................................................     29
         4.10     Financial Statements......................................................................     29
         4.11     Disclosure................................................................................     30

 5.      Covenants of the Parties...........................................................................     31
         5.1      Current Information.......................................................................     31
         5.2      NPL Reports...............................................................................     32
         5.3      Regulatory Matters........................................................................     32
         5.4      Further Assurances........................................................................     33
         5.5      Public Announcements......................................................................     33
         5.6      Failure to Fulfill Conditions.............................................................     34
         5.7      Tax Matters...............................................................................     34

 6.      Covenants of NPL...................................................................................     36
         6.1      Conduct of the Business of NPL............................................................     36
         6.2      No Solicitation...........................................................................     40
         6.3      Access to Management, Properties and Records; Confidentiality.............................     40
         6.4      Assignment of Contract Rights.............................................................     42

 7.      Employees; Employee Benefit Plans..................................................................     42
         7.1      Covenants of NPL..........................................................................     42

 8.      Closing Conditions.................................................................................     43
         8.1      Conditions to Each Party's Obligations Under This Agreement...............................     43
         8.2      Conditions to the Obligations of Southwest Under This Agreement...........................     43
         8.3      Conditions to the Obligations of NPL Under This Agreement.................................     45

 9.      Closing............................................................................................     46
         9.1      Date and Place............................................................................     46
         9.2      NPL's Closing Documents...................................................................     47
         9.3      Southwest's Closing Documents.............................................................     47

10.      Post-Closing Obligations...........................................................................     47
         10.1     Registration of Southwest Common Stock....................................................     47
         10.2     Restrictions on Sale of Acquired Stock....................................................     54

11.      Termination, Amendment and Waiver..................................................................     56
         11.1     Termination...............................................................................     56

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
         11.2     Amendment, Extension and Waiver...........................................................     58

12.      Expenses...........................................................................................     58

13.      Indemnification....................................................................................     59
         13.1     Indemnification of Southwest..............................................................     59
         13.2     Southwest Indemnification.................................................................     60
         13.3     Claims for Indemnity......................................................................     61

14.      Miscellaneous......................................................................................     63
         14.1     Non-Compete Agreements....................................................................     63
         14.2     NPL Promissory Notes to Noel T. Coon......................................................     64
         14.3     Survival..................................................................................     64
         14.4     Notices...................................................................................     64
         14.5     Parties in Interest.......................................................................     65
         14.6     Entire Agreement..........................................................................     66
         14.7     Counterparts..............................................................................     66
         14.8     Governing Law.............................................................................     66
         14.9     Headings..................................................................................     66
         14.10    Enforcement Costs.........................................................................     66


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
                                MERGER AGREEMENT

         This Merger Agreement (the "Agreement") is made and entered into as of the 13th day of November, 1995 by and among Southwest Gas Corporation, a California corporation ("Southwest"), Southwest Gas Corporation of Arizona, a Nevada Corporation wholly owned by Southwest (the "Merger Sub"), and Northern Pipeline Construction Co., a Minnesota corporation ("NPL"), and Noel T. Coon and Alexa S. Higashi, his wife, William L. Johnson and Judy Johnson, his wife, and Michael J. Kemper and Frances Kemper, his wife ("NPL Shareholders").

                                    RECITALS

         The respective boards of directors of Southwest and NPL have determined that it is advisable to consummate the Merger described in Section 1 (the "Merger"), as a result of which all of the outstanding NPL common stock will be converted into shares of the Common Stock, $1.00 par value per share, of Southwest ("Southwest Common Stock") and NPL will be owned directly or indirectly by Southwest; all on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. Plan of Merger. The respective boards of directors of Southwest, Merger Sub and NPL have approved or will approve, by resolutions duly adopted, the following provisions of this Section 1 as the Plan of Merger required by the laws of the states of Minnesota and Nevada in connection with the Merger:

                  1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and applicable law, NPL shall be merged with and into the Merger Sub, the separate existence of NPL (except as may be continued by operation of law) shall cease, and the Merger Sub shall continue as the surviving corporation under the corporate name possessed by NPL immediately prior to the Effective Time, subject to Section 1.4 of this Agreement. The Merger Sub, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

                  1.2 Effect of the Merger. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Merger Sub and NPL (collectively, the "Constituent Corporations"); and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations.

                  1.3 Consummation of the Merger. On the Closing Date, the parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretary of State of the states of Minnesota and Nevada, in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The Merger shall be effective at such time as such articles of merger are duly filed by the Secretary of State of the states of Minnesota and Nevada in accordance with the applicable law (the "Effective Time").

                  1.4 Articles of Incorporation and Bylaws; Directors and Officers. The Articles of Incorporation and Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation (except that such Articles of Incorporation shall be amended as of the Effective Time to change the name to NPL) and Bylaws (except that such Bylaws shall be amended as of the Effective Time to change the name to NPL) of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the applicable law. The directors of the Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of the Merger Sub holding office immediately prior to the Effective Time shall sign letters of resignation on or prior to the Closing. The officers of NPL (except Noel T. Coon) holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with NPL) of the Surviving Corporation immediately after the Effective Time.

                  1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, NPL or the holder of any of the following securities:

                  (a) All shares of NPL Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5[b]) shall automatically be canceled and extinguished and be converted into and become a right to receive the number of shares of Southwest Common Stock to be calculated in accordance with Section 1.9 having a total Fair Market Value of Southwest Common Stock equal to twenty-four million dollars ($24,000,000). Each NPL Shareholder shall be entitled to receive his proportionate share of such

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



         Southwest Common Stock based upon his percentage ownership interest of NPL Common Stock at the Effective Time. Cash will be issued in lieu of fractional shares based on Fair Market Value.

                  (b) Each share of NPL Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of NPL or owned by Southwest or the Merger Sub shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

                  (c) Each share of Merger Sub Common Stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation.

                  1.6 Closing of NPL Transfer Books. At the Effective Time, the stock transfer books of NPL shall be closed and no transfer of shares of NPL Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or the Disbursing Agent (as defined in Section 1.7), they shall be exchanged as provided in Section 1.7.

                  1.7 Exchange of Certificates. After the Effective Time, the Stock Transfer Department of Southwest shall act as Disbursing Agent (the "Disbursing Agent") in effecting the exchange of Southwest Common Stock for certificates which, immediately prior to the Effective Time, represented shares of NPL Common Stock entitled to such exchange pursuant to Section 1.5(a). Upon the surrender and exchange of a certificate theretofore representing shares of NPL Common Stock, the holder shall be issued a certificate representing the number of shares of Southwest Common Stock to which he is entitled pursuant to Section 1.5(a) and the certificate representing NPL Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive the Southwest Common Stock into which the shares of NPL Common Stock it theretofore represented shall have been converted pursuant to Section 1.5(a), and the Surviving Corporation shall not be required to issue to the holder thereof the Southwest Common Stock to which he otherwise would be entitled; provided that procedures allowing for issuance against lost or destroyed certificates against receipt of customary and appropriate certifications and indemnities shall be provided.

                  1.8 Taking of Necessary Action; Further Action. Southwest and the Merger Sub, on the one hand, and NPL and NPL Shareholders, on the other hand, shall use all reasonable efforts to take all such action (including without limitation action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

                  1.9 Fair Market Value.

                  (a) For purposes of this Agreement, the "Fair Market Value" of a share of Southwest Common Stock shall be determined as follows:

                           (i) Upon receipt of all required regulatory approvals
                  of the Merger, the parties shall as promptly as practicable make a joint public announcement (the "Public Announcement") that such regulatory approvals have been obtained.

                           (ii) The "Fair Market Value" of a share of Southwest
                  Common Stock shall be the average of the closing prices of the Southwest Common Stock on the New York Stock Exchange, for the twenty trading days ending on the trading day which is five trading days prior to the Closing Date. The closing prices printed in The Wall Street Journal will be presumed to be correct in the absence of evidence to the contrary.

                  (b) Notwithstanding Section 1.9(a):

                           (i) If the Fair Market Value of a share of Southwest
                  Common Stock determined as provided in Section 1.9(a) is greater than $17.50, Noel T. Coon may terminate this Agreement (on behalf of NPL and NPL Shareholders) by written notice to Southwest delivered not less than two business days prior to the Closing Date unless Southwest and Merger Sub notify Noel
                  T. Coon in writing on or prior to the Closing Date that Southwest and Merger Sub agree that, for purposes of this Agreement, the Fair Market Value of a share of Southwest Common Stock shall be $17.50; and

                           (ii) If the Fair Market Value of a share of Southwest
                  Common

                  Stock determined as provided in Section 1.9(a) is less than $15.00, Southwest may terminate this Agreement by written notice to Noel T. Coon delivered not less than two business days prior to the Closing Date unless Noel T. Coon notifies Southwest in writing on or prior to the Closing Date that he agrees (on behalf of NPL and NPL Shareholders) that, for purposes of this Agreement, the Fair Market Value of a share of Southwest Common Stock shall be $15.00.

                           (iii) NPL and NPL Shareholders each agree to be bound
                  by the decision made by Noel T. Coon pursuant to the provisions of subsections 1.9(b)(i) and (ii) above.

                           In the event of any termination of this Agreement
                  pursuant to Section 1.9(b), the parties hereto shall have no further obligation whatsoever to each other hereunder except pursuant to those provisions of this Agreement which expressly survive the termination hereof.

         2. Effective Time; Closing. The Merger shall become effective at the Effective Time.

         3. Representations and Warranties of NPL. The "NPL Disclosure Schedules" shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof, which have been delivered by NPL. NPL hereby represents and warrants to Southwest as follows:

                  3.1 Organization, Power, Good Standing, Etc.

                  (a) NPL is a corporation duly organized, validly existing and in good


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



         standing under the laws of the State of Minnesota. NPL has all the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted. NPL is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect (as defined below) on NPL. NPL has heretofore delivered to Southwest correct copies of its Articles of Incorporation (the "Articles") and its Bylaws as in effect on the date hereof. As used in this Agreement, the term "Material Adverse Effect" with respect to a party shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party taken as a whole.

                  (b) NPL has no subsidiaries. NPL has no affiliates, other than other businesses, firms, corporations, partnerships, joint ventures, or similar organizations which are owned in whole or in part by Noel T. Coon.

                  (c) The minute books of NPL contain materially complete and accurate records of all meetings held and other corporate action taken, since December 31, 1990, by the company's stockholders and Board of Directors.

                  (d) Except as set forth on Disclosure Schedule 3.1(d), NPL does not own (beneficially or otherwise) any capital stock or other equity interest in any corporation or other entity.

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

                  (e) Except as listed on Disclosure Schedule 3.1(e), NPL is not a party to nor is it or any of its assets bound by any agreement which relates to any equity interest of NPL in any partnership, joint venture, or similar enterprise pursuant to which NPL may be required to transfer funds in respect of any equity interest to, make an investment in, or guarantee or assume any debt, dividend or other obligation of, any person, entity, partnership, joint venture or similar enterprise, or pursuant to which NPL is or is required to become an equity investor.

                  (f) Except as specifically disclosed in this Agreement, no other agreements, either written or oral, exist between NPL and Noel T. Coon or businesses owned by Noel T. Coon which would require the transfer of NPL funds or assets.

                  3.2 Capitalization. The authorized capital stock of NPL consists of 15,000 shares of common stock, par value $10 per share ("NPL Common Stock"). As of the date hereof, 5,771 shares of NPL Common Stock (and no shares of NPL Preferred Stock) were issued and outstanding. No shares of stock are held in NPL's treasury. All of the issued and outstanding shares of NPL Common Stock have been duly authorized, validly issued, and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Other than shares reserved for issuance under the Stock Purchase Agreement (as hereinafter defined), there are no shares of NPL Common Stock reserved for issuance for any reason. NPL is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, or issuance of any shares of its capital stock or any securities representing the right to

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

purchase or otherwise receive any shares of its capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares except for the obligations of NPL under the Stock Purchase Agreement of March 7, 1994, as amended (the "Stock Purchase Agreement"), providing for the possible issuance of up to 1,236 additional shares each to Messrs. Johnson and Kemper (up to 2,472 in total) in order to implement said Agreement. Notwithstanding the foregoing, NPL further represents that all of its stock is now owned by Noel T. Coon and that William L. Johnson and Michael J. Kemper have an option to purchase up to 15 percent each of the outstanding shares of NPL by purchasing with promissory notes ("Option Notes") newly issued shares of NPL from NPL as provided in the Amendment to Stock Purchase Agreement dated November 12, 1995. Immediately prior to the exercise of such option, NPL will issue a dividend to Noel T. Coon in the form of a promissory note ("Dividend Note") in the amount equal to (and conditioned upon the execution and delivery of) the Option Notes. NPL will pay and discharge the Dividend Note by transferring the Option Notes to Coon. Southwest hereby consents to the exercise of the option, the foregoing dividend and payment of the Dividend Note as provided above, and agrees to recognize Messrs. Johnson and Kemper as shareholders of NPL in the event the option is legally exercised in accordance with its terms on or prior to the Closing Date.

                  3.3 Authority. NPL and NPL Shareholders have the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a valid and binding obligation of NPL and NPL Shareholders, enforceable against them in accordance with its terms.

                  3.4 No Violation. Except as listed on Disclosure Schedule 3.4, neither the execution and delivery of this Agreement nor the consummation by NPL or NPL Shareholders of the transactions contemplated hereby, nor compliance by NPL or NPL Shareholders with any of the terms or provisions hereof, will (i) violate any provision of the Articles or Bylaws of NPL, (ii) assuming the consents and approvals referred to in Section 3.5 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NPL, or any of its respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPL, under any of the terms, conditions or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NPL is a party, or by which it or any of its properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations and encumbrances which would not prevent consummation of the transactions contemplated hereby and would not have a Material Adverse Effect. Prior to Closing, NPL and NPL Shareholders shall provide written evidence to Southwest that NPL has obtained approvals or waivers for all restrictions listed on Disclosure Schedule 3.4.

                  3.5 Consents and Approvals. Except for (i) consents and approvals of, deliveries to, or filings or registrations with the Securities and Exchange Commission (the "SEC"), the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), or other applicable federal and state governmental authorities and (ii) the consents, approvals, filings or registrations set forth on Disclosure Schedule 3.4, no consents or approvals of or filings or registrations with any third party or public body or authority, except for consents, approvals, filings or registrations where the failure to obtain such consents or approvals or to make such filings or registrations would not prevent or delay the Merger or have a Material Adverse Effect, are necessary in connection with the execution and delivery by NPL and NPL Shareholders of this Agreement and the consummation of the Merger.

                  3.6 Financial Statements.

                  (a) NPL has previously delivered or made available to Southwest copies of (i) the balance sheets of NPL as of December 31, 1992, 1993 and 1994 respectively, and the related statements of income and retained earnings and statements of cash flows for each of the three years ended, respectively, on December 31, 1992, 1993 and 1994, in each case accompanied by the NPL audit reports of Deloitte & Touche LLP, independent public accountants, with respect to NPL (the "NPL 1992, 1993 and 1994 Financial Statements" respectively), and (ii) the unaudited balance sheet of NPL as of July 30, 1995 and the related unaudited income statement for the seven-month period then ended (the "July 1995 Financial Statements"). The NPL 1992, 1993 and 1994 Financial Statements referred to herein (including the related notes) present fairly the financial position of NPL, as of the respective dates set forth therein, and present fairly the results of the operations and changes in stockholders' equity and cash flows of NPL for the respective fiscal periods or as of the respective dates set forth therein.

                  (b) The NPL 1992, 1993 and 1994 Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The July 1995 Financial Statements present fairly the financial position of NPL as of the respective dates set forth therein, and present fairly the results of the operations of NPL for the seven months then ended.

                  (c) The books and records of NPL have been, and are being, maintained in accordance with applicable legal and accounting requirements.

                  3.7 Brokerage. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation payable by NPL in connection with the transactions contemplated by this Agreement.

                  3.8 Absence of Certain Changes or Events. As of the date of this Agreement, there has not been any material adverse change in the business, operations, properties, assets or financial condition of NPL, taken as a whole, from that described in the audited NPL 1994 Financial Statements and, to the best of NPL's knowledge, no fact or condition existed as of the date hereof that NPL believes will cause such a material adverse change prior to the Closing Date. The parties hereto agree that none of the information disclosed in the July 1995 Financial Statements shall constitute a material adverse change for purposes of this Agreement.

                  3.9 Litigation, Etc. As of the date of this Agreement, (a) there are no actions, suits, claims, inquiries, proceedings or investigations before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority known to NPL Shareholders or management to be pending or threatened against NPL which will result in liabilities, including defense costs, in excess of $1,000 in the aggregate except those listed on Disclosure Schedule 3.9 and (b) NPL is not subject to any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

                  3.10 Taxes and Tax Returns.

                  (a) The amounts recorded as provisions for taxes in the NPL July 1995 Financial Statements are sufficient for all material accrued and unpaid federal, state, county and local taxes, interest and penalties of NPL, whether or not disputed, for the period ended July 30, 1995, and for all fiscal periods prior thereto. Except as set forth on Disclosure Schedule 3.10(b), NPL has not been notified of an Internal Revenue Service examination or of an examination by any state tax authority. NPL has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax (as hereinafter defined). Complete and correct copies of the income tax returns of NPL for the four years ended December 31, 1994, as filed with the Internal Revenue Service and all state and local taxing authorities, together with all related correspondence and notices, have previously been made available to Southwest.

                  (b) Except as set forth on Disclosure Schedule 3.10(b), NPL has timely

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

         and correctly filed all federal, state, county and local tax and other returns and reports (collectively, "Returns") required by applicable law to be filed (including without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns), and has paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever shown by such Returns to be owed, or which are otherwise due and payable (hereinafter called "Taxes"), and to the extent any material liabilities for Taxes as of July 30, 1995 have not been fully discharged, full and complete reserves have been established in the July 1995 Financial Statements. NPL is not in default in the payment of any Taxes due or payable or any assessments received in respect thereof except for Taxes which are being contested in good faith. Except as listed on Disclosure Schedule 3.10(b), no additional assessments of Taxes which might be payable by NPL are known to NPL to be proposed, pending or threatened, other than Taxes for periods for which returns are not yet filed and which have been accrued.

                  (c) There are no intercompany tax-sharing agreements to which NPL is a party.

                  3.11 Employees; Employee Benefit Plans.

                  (a) Except as listed on Disclosure Schedule 3.11(a), other than union contracts, as of the date hereof NPL is not a party to or bound by or in any manner liable under any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants, and consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in payments (whether of severance pay or otherwise) becoming due from NPL to any officer or employee other than the existing employment contracts with Mr. William L. Johnson and Mr. Michael J. Kemper which they each hereby agree will automatically cancel on December 31, 1996 by mutual agreement without any penalty or additional compensation, except the bonuses earned thereunder in 1996 will be paid in 1997 when the audited 1996 financial statements are available to determine NPL's pretax income. NPL agrees to accrue all costs to be incurred for severance payments and the Pete Middents award listed on Disclosure Statement 3.11(a) in its 1995 Financial Statements.

                  (b) Except as listed in Disclosure Schedule 3.11(b), as of the date hereof, there are not, and there have not been at any time in the past three years, any actions, suits, claims or proceedings (which have been served on NPL) before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the best of NPL Shareholders' or management's knowledge, threatened by any employees, former employees or other persons relating to the employment practices or activities of NPL (except for threatened actions which have subsequently been resolved).

                  (c) With respect to all employee benefit plans, NPL represents and warrants as follows:

                           (i) All employee benefit plans, as defined in Section
                  3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension, bonus, deferred hospitalization, health and other employee benefit plan, program or arrangement, whether formal or informal, under which NPL has any obligation or liability, or under which any employee or former employee of NPL has any rights to benefits (the "Benefit Plans") are set forth on Disclosure Schedules 3.11(a) and 3.11(c)(i). All Benefit Plans that are subject to the funding requirements in Title I, Subtitle B, Part 3 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), are in compliance with such funding standards, and no waiver or variance from such funding requirements has been obtained or applied for under Section 412(d) of the Code. None of the Benefit Plans is subject to Title IV of ERISA or is a "multi-employer plan," as such term is defined in Section 3(37) and 4001(a)(3) of ERISA and
                  Section 414(f) of the Code.

                           (ii) Except as listed on Disclosure Schedule
                  3.11(c)(ii), the terms of the Benefit Plans are, and the Benefit Plans have been administered, in accordance with the requirements of ERISA, the Code, applicable law and the respective plan documents. None of the Benefit Plans is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor or any other federal or state governmental agency. All material reports and information required to be filed with, or provided to, the

                  United States Department of Labor, Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC") and plan participants and beneficiaries with respect to each Benefit Plan have been timely filed or provided. With respect to each Benefit Plan for which an annual report has been filed, no material change has occurred with respect to the matters covered by the most recent annual report since the date thereof.

                           (iii) NPL is not aware of any facts regarding any
                  Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA (collectively, the "Employee Pension Benefit Plans") that would present a significant risk that any Employee Pension Benefit Plan would not be determined by the appropriate District Director of the Internal Revenue Service to be "qualified" within the meaning of Section 401(a) of the Code, or with respect to which any trust maintained pursuant thereto is not exempt from federal income taxation pursuant to Section 501 of the Code, or with respect to which a favorable determination letter could not be issued by the Internal Revenue Service with respect to each such Employee Pension Benefit Plan.

                           (iv) With respect to each Benefit Plan, all
                  contributions, premiums or other payments due or required to be made to such plans as of the Effective Time have been or will be made or accrued as required by the respective plan documents.

                           (v) To the best of NPL's knowledge, there are not
                  now, nor have
                  there been, any "prohibited transactions", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving NPL or any officer, director or employee of NPL with respect to the Benefit Plans that could subject NPL or any other party in interest to the penalty or tax imposed under
                  Section 502(I) of ERISA and Section 4975 of the Code.

                           (vi) As of the date hereof, no claim, lawsuit,
                  arbitration or other action (which has been served on NPL) has been instituted, asserted or, to the best of NPL Shareholders' or management's knowledge, threatened by or on behalf of any Benefit Plan or by any employee alleging a breach or breaches of fiduciary duty or violations of other applicable state or federal law with respect to such Benefit Plan, which could result in liability on the part of NPL or any Benefit Plan under ERISA or any other law, nor is there any basis known to NPL Shareholders or management for successful prosecution of such a claim, and Southwest will be notified promptly in writing of any such threatened or pending claim arising between the date hereof and the Closing.

                           (vii) Except as may be required by the Consolidated
                  Omnibus Budget and Reconciliation Act of 1985, as amended ("COBRA"), no Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment nor does NPL have any current or projected liability under any such plans.

                           (viii) NPL has not maintained or contributed to, and
                  does not currently maintain or contribute to, any severance pay plan under which any employees of NPL, other than union employees, are entitled to any benefits. All payments (other than regular wages and vacation pay) made to employees of NPL coincident with or in connection with termination of employment from January 1, 1993 to the date hereof, are disclosed on Disclosure Schedule 3.11(c)(viii).

                           (ix) Except as otherwise provided in this Agreement,
                  no individual will accrue or receive any additional benefits, service, or accelerated rights to payment or vesting of benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                           (x) NPL has to the extent relevant complied in all
                  material respects with all of the requirements of COBRA.

                            (xi) All amendments required to bring all Benefit
                  Plans into conformity with any of the applicable provisions of ERISA and the Code have been duly adopted or will be duly adopted as of the Closing Date, subject to further revisions that may be required by the Internal Revenue Service.

                           (xii) No individual will accrue or receive from NPL
                  any payments, benefits, services or accelerated rights to payment or vesting of benefits, or otherwise receive any other rights, which would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Code as a result of or in connection with the transactions contemplated by this Agreement.

                  3.12     Compliance With Applicable Law.

                  (a) NPL holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and NPL is in all respects complying therewith, except where the failure to possess or comply with such Permits would not have a Material Adverse Effect on NPL.

                  (b) Except as set forth on Disclosure Schedule 3.12(b), NPL is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have in the aggregate a Material Adverse Effect on NPL.

                  3.13 Contracts and Agreements. Except as listed on Disclosure
Schedule 3.13, as of the date hereof, and except with respect to existing lease agreements and borrowings in the ordinary course: (a) NPL is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by NPL of more than $50,000; and (b) no commitment, contract, agreement or other instrument, other than NPL's charter documents, to which NPL is a party or by which it is bound, limits the freedom of NPL to compete in any line of business or with any person.

                  3.14 Disclosure. To the knowledge of NPL, no representation or warranty regarding NPL contained in this Agreement, and no statement contained in the Disclosure Schedules delivered by NPL hereunder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it was made, not misleading.

                  3.15     Title to Property.

                  (a) Real Property. Disclosure Schedule 3.15(a) contains a description of all interests in real property, whether owned, leased or otherwise claimed, including a list of all leases of real property, in which NPL has or claims an interest as of the date hereof and any guarantees of any such leases by NPL. Each such lease is legal, valid and binding as between NPL and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any material default or breach whatsoever and quietly enjoys the premises provided for therein. NPL does not own any real property on the date hereof. All real property and fixtures material to the business, operations or financial condition of NPL are in good condition and repair, ordinary wear and tear excepted.

                  (b) Environmental Matters. Except as listed on Disclosure
         Schedule 3.15(b), the real property leased by NPL on the date hereof did not contain any underground storage tanks, asbestos, ureaformaldehyde, uncontained polychlorinated biphenyls, or, except for materials which are ordinarily used in office buildings and office equipment such as janitorial supplies and do not give rise to financial liability therefor under the hereafter defined Environmental Laws, releases of hazardous substances as such terms may be defined by all applicable federal, state or local environmental protection laws and regulations ("Environmental Laws"). As of the date hereof, (i) no part of any such real property has been listed or, to the knowledge of NPL, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or on a registry or inventory of inactive hazardous waste sites maintained by any state, and (ii) no notices have been received alleging that NPL was a potentially responsible person under CERCLA or any similar statute, rule or regulation. NPL knows of no material violation of law, regulation, ordinance (including, without limitation, laws, regulations and ordinances with respect to hazardous waste, zoning, environmental, city planning or other similar matters) relating to its respective properties. NPL Shareholders agree to reimburse the Surviving Corporation for any reasonable remediation expenses incurred or claims made at all the sites listed in Disclosure Schedule 3.15(b) prior to the first anniversary of the Closing Date in accordance with the deductible and maximum set forth in Section 13.1(d).

                  3.16 Insurance. Disclosure Schedule 3.16 contains a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force on the date hereof with respect to the business and assets of NPL (other than insurance policies under which NPL is named as a loss payee or additional insured). NPL is in compliance with all of the material provisions of all insurance policies. Each such policy is outstanding and in full force and effect and, except as set forth on Disclosure Schedule 3.16, NPL is the sole beneficiary of such policies except for additional insureds. All premiums and other payments due under any such policy have been paid or accrued.

                  3.17 Powers of Attorney. Except as listed on Disclosure
Schedule 3.17, NPL has no powers of attorney outstanding other than those issued pursuant to the requirements of regulatory authority.

         4. Representations and Warranties of Southwest. Southwest hereby represents and warrants to NPL as follows:

                  4.1      Corporate Organization.

                  (a) Southwest is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Southwest has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is currently conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Southwest.

                  (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and authorized to do business in the State of Arizona.

                  4.2      Authority.

                  (a) Southwest has full corporate power and authority to execute and deliver this Agreement and, subject to applicable regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Southwest. This Agreement has been duly and validly executed and delivered by Southwest and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes valid and binding obligations of Southwest, enforceable against it in accordance with the terms of the Agreement.

                  (b) Southwest as the sole shareholder of Merger Sub will cause it to take any and all action necessary and appropriate to carry out its obligations under this Agreement.

                  (c) Merger Sub has full corporate power and authority to execute and deliver this Agreement and, subject to applicable regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been or will be duly and validly approved by the Board of Directors of Merger Sub. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery thereof, by the other parties hereto, constitutes valid and binding obligations of Merger Sub, enforceable against it in accordance with the terms of the Agreement.

                  4.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation by Southwest or Merger Sub of the transactions contemplated hereby, nor compliance by Southwest or Merger Sub with any of the terms hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Southwest or Merger Sub, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Southwest or Merger Sub or any of their properties or assets, or (iii) violate, conflict with, result in the breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Southwest or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Southwest or Merger Sub is a party, or by which they or their respective properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or encumbrances which in the aggregate will not prevent or delay the consummation of the transactions contemplated hereby.

                  4.4 Consents and Approvals. Except for consents and approvals of or filings or registrations with the SEC, the FTC, the Justice Department and other applicable federal and state governmental authorities, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with the execution and delivery by Southwest or Merger Sub of this Agreement.

                  4.5 Sufficient Resources. Southwest will have available at the Closing sufficient common stock to enable it lawfully to satisfy its payment obligations pursuant to this Agreement subject to approval by the California Public Utilities Commission. Upon issuance as provided in this Agreement, the Southwest Common Stock will be duly and validly issued, fully paid and nonassessable and will be owned by the NPL Shareholders free and clear of any liens or encumbrances. Southwest has and will have sufficient management and financial resources to make reasonable efforts to obtain the required regulatory approvals for the Merger. On the date of this Agreement, there is no pending or, to the knowledge of Southwest, threatened legal or governmental proceeding against Southwest or any subsidiary or affiliate thereof which would affect Southwest's ability to obtain any of the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement. Southwest will promptly notify NPL if any of the representations contained in this Section 4.5 ceases to be true and correct.

                  4.6 Litigation. No action, suit, counterclaim or other litigation, investigation or proceeding to which Southwest or any of its subsidiaries is a party is pending, or is known by the executive officers of Southwest or any of its subsidiaries to be threatened, against Southwest or any of its subsidiaries before any court or governmental or administrative agency, domestic or foreign which would be reasonably expected to result in any liabilities which would delay or prevent the consummation of the Merger. Except as disclosed herein or the Southwest Reports (as hereinafter defined),

                           (i) There are no legal, administrative, arbitration
                  or other proceedings or claims pending or, to the best of Southwest's knowledge, threatened against Southwest, nor is Southwest subject to any existing judgment which would materially affect the consolidated financial condition or results of operations of Southwest;

                           (ii) Southwest has not received any inquiry from an
                  agency of the federal or of any state or local government about the transactions contemplated hereby, or about any violation or possible violation of any law, regulation or ordinance materially affecting its businesses or assets.

                  4.7 Capitalization. Southwest is authorized to issue thirty million (30,000,000) shares of Southwest Common Stock, $1.00 par value. As of November 1, 1995, there were twenty-four million three hundred twenty thousand two hundred eighty-eight (24,320,288) shares of Southwest Common Stock issued and outstanding, and no other outstanding rights to purchase any common stock of Southwest existed except under the Southwest Dividend Reinvestment and Stock Purchase Plan, Employees' Investment Plan and Management Incentive Plan.

                  4.8 SEC Filings. Southwest has provided the NPL Shareholders with true and correct copies of (i) Southwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (ii) Southwest's Annual Report to Stockholders for the fiscal year ended December 31, 1994; (iii) Southwest's proxy statement for its 1995 Annual Meeting of Shareholders; (iv) Southwest's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and (v) any other filings made with the SEC pursuant to the Securities Exchange Act of 1934 (the "1934 Act") since January 1, 1995. Between the date hereof and the Closing Date, Southwest will provide to the NPL Shareholders true and correct copies of all further filings made with the SEC pursuant to the 1934 Act, as well as all reports or other communications sent to Southwest's shareholders generally as soon as reasonably available. All of the foregoing reports, filings, statements and communications are hereinafter collectively referred to as the "Southwest Reports." None of the Southwest Reports, when filed or sent, did or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  4.9 Business Changes. Except as set forth herein or in the Southwest Reports, since September 30, 1995, there has not been:

                           (i) Any material adverse change in the consolidated
                  working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), or operating profits, of Southwest or any material adverse change in the business of Southwest taken as a whole;

                           (ii) Any damage, destruction or loss (whether or not
                  covered by insurance) materially and adversely affecting the business of Southwest taken as a whole; or

                           (iii) Any termination of any material permit or
                  material license issued to Southwest or to any of its employees or agents upon which a material portion of Southwest's business is dependent.

                  4.10 Financial Statements.

                  (a) The consolidated financial statements of Southwest included within the Southwest Reports fairly present the consolidated financial position of

         Southwest and the consolidated results of its operations at the dates and for the periods to which they apply; such statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the periods involved, and such financial statements comply with all applicable provisions of Regulation S-X of the SEC. The interim consolidated financial statements presented in such Reports include all adjustments (subject only to normal recurring year-end adjustments) necessary for a fair presentation of Southwest's consolidated financial position and consolidated results of operations as of the dates and for the periods presented therein.

                  (b) On September 30, 1995, Southwest had no material liabilities (whether absolute, accrued, contingent or otherwise) which were required to be reflected in and disclosed on its balance sheets at that date or in the notes thereto pursuant to Regulation S-X of the SEC or in accordance with generally accepted accounting principles, consistently applied but were not so reflected. Except as set forth herein and/or the Southwest Reports, since September 30, 1995, Southwest has incurred no material liabilities (whether absolute, accrued, contingent or otherwise) in addition to those reflected in or disclosed on such balance sheets or the related notes, except liabilities incurred in the ordinary course of its business.

                  (c) Southwest's books, records and system of internal accounting controls comply in all material respects with Section 13(b) of the 1934 Act as in effect on the date hereof.

                  4.11 Disclosure. To the knowledge of Southwest, no representation or warranty made by Southwest in this Agreement and no certification furnished or to be furnished by Southwest to NPL pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein in the light of the circumstances under which it was made, not misleading.

         5.       Covenants of the Parties.

                  5.1      Current Information.

                  (a) No later than ten (10) days after the date of this Agreement, NPL (on the one hand) and Southwest (on the other hand) shall each designate an individual acceptable to the other party (a "Designated Representative" and, together, the "Designated Representatives") to be the primary point of contact between the parties. During the period from the date of their designation to the Closing, the Designated Representatives or their representatives shall confer on a regular basis so that Southwest is kept advised as to the general status of the ongoing operations of NPL. Without limiting the foregoing, NPL agrees to confer with Southwest's Designated Representative regarding any proposed significant changes to NPL's management policies and objectives. NPL will promptly notify Southwest's Designated Representative or his or her representatives of any material change in the normal course of business or in the operation of the properties of NPL or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any litigation involving NPL, and will keep Southwest's Designated

         Representative or his or her representatives fully informed of such events and the progress of any already existing litigation.

                  (b) Southwest shall immediately notify NPL's Designated Representative if it appears that there has occurred any change in its financial or other condition or any other event that will or may affect Southwest's ability to complete the Merger.

                  5.2 NPL Reports. As soon as reasonably available, but in no event more than 20 calendar days after the end of each accounting month, NPL will deliver to Southwest its monthly financial reports. As soon as reasonably available, but in no event more than 120 days after the end of the 1995 fiscal year, NPL will deliver to Southwest its annual audited financial statements.

                  5.3 Regulatory Matters.

                  (a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, the FTC, the Justice Department and other federal and state regulatory authorities. Southwest and NPL will each have the right to review reasonably in advance all information relating to themselves and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this

         Agreement. The parties hereto agree to attempt to keep confidential any and all proprietary information which may be of value to their competition.

                  (b) Southwest and NPL shall furnish each other with all reasonable information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of Southwest or NPL, or any of Southwest's subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

                  (c) Southwest and NPL will promptly furnish each other with copies of written communications received by or delivered to any governmental body in respect of the transactions contemplated hereby.

                  5.4 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Southwest and NPL shall take all necessary actions, subject to the terms and conditions of this Agreement.

                  5.5 Public Announcements. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise limited by law.

                  5.6 Failure to Fulfill Conditions. In the event that either Southwest or NPL determines that a condition to its obligation to consummate the transactions contemplated hereby cannot be, or is not likely to be, fulfilled on or prior to May 15, 1996, it will promptly notify the other party.

                  5.7 Tax Matters.

                  (a)      Return Preparation; Tax Payments.

                           (i) NPL shall prepare, or cause to be prepared, and
                  shall file, or cause to be filed, any required NPL tax returns (including amendments thereto) for all taxable periods prior to and including the Closing Date. NPL shall consult with Southwest regarding the preparation and filing of such returns and Southwest shall be afforded the opportunity to review such returns within a reasonable time prior to the due date for the filing thereof. NPL shall not file any such tax returns without the prior consent of Southwest, which consent shall not be unreasonably withheld or delayed. NPL shall also provide Southwest with copies of such returns in the form actually filed and copies of all backup documentation.

                           Southwest shall be responsible for the preparation
                  and filing of any tax returns of NPL for all taxable periods beginning after the Closing Date.

                           (ii) As soon as practicable after the filing of these
                  returns, but in no event later than April 1, 1996, for the 1995 return, and within four months of the Closing Date for the 1996 return, NPL or Surviving Corporation shall pay to NPL Shareholders, in cash, 46 percent of their share of the Subchapter S taxable income for such periods as reflected on the applicable Internal Revenue Service Form 1120S and related Schedule K-1.

                           (iii) Southwest hereby consents to and approves the
                  change by NPL from the cash to the accrual method for tax reporting purposes, effective with the tax year beginning January 1, 1996, and the filing with the I.R.S. of whatever documents are required for such change.

                  (b) Tax Audits and Litigation.

                           (i) Representation Prior to Closing Date. Prior to
                  the Closing Date, NPL shall conduct and control the representation of NPL with respect to any audit or administrative or judicial proceeding concerning any tax items or taxable period of NPL, including, without limitation, the sole right to contest or concede any tax item, provided, however, that NPL shall first obtain the consent of Southwest with respect to any settlement or concession, which consent shall not be unreasonably withheld or delayed, and shall afford the opportunity, at Southwest's request, for Southwest to participate fully in all settlement or concession discussions relating to any taxable periods ending on or prior to Closing.

                           (ii) Representation After Closing Date. For any
                  taxable period ending on or before the Closing, Noel T. Coon shall be entitled, at his option and at his expense, to conduct and exercise sole control over the representation of NPL with respect to any audit or administrative or judicial proceedings, including, without limitation, the sole right to contest or concede any tax items, provided, however, that Noel T. Coon shall first obtain the consent of Southwest with respect to any settlement or concession, which consent shall not be unreasonably withheld or delayed, and shall afford Southwest the opportunity, at its request, to participate fully in all settlement or concession discussions.

                  (c) Tax Workpapers. At the time of closing, NPL will provide Southwest copies of all tax returns, associated workpapers, documents, memoranda and correspondence prepared by NPL's tax preparers and made available to NPL for the tax period ended September 30, 1987 and for each tax period thereafter through the tax period ending with the closing of this Agreement.

         6.       Covenants of NPL.

                  6.1 Conduct of the Business of NPL. During the period from the date hereof to the Closing, except as otherwise permitted or required hereunder, NPL will conduct the business of NPL and will engage in transactions only in the ordinary course and consistent with the past practice and with prudent business practice, except with the written consent of Southwest (which will not be unreasonably withheld, delayed or conditioned). For this purpose the parties shall use the most expeditious means of communication available. During such period, NPL will use its reasonable efforts in accordance with good business practice to preserve the business organization of NPL, to keep available to it and to Southwest the present services of the valued employees of NPL, and to preserve for itself and for Southwest the goodwill of the customers of NPL and others with whom business relationships exist. In addition, without limiting the generality of the foregoing, NPL agrees that from the date hereof to the Closing, except as otherwise consented to or approved by Southwest in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law (in which case NPL shall notify Southwest in writing), NPL will not:

                  (a) Change any provisions of NPL's Articles or Bylaws;

                  (b) Change the number of shares of authorized or issued capital stock of NPL or issue, or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of NPL, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distributions (whether in cash, stock or property or any combination thereof) in respect of the capital stock of NPL, or redeem or otherwise acquire any shares of such capital stock except as permitted by Section 6.1(m) and except for the issuance of additional shares and the declaration and payment of a dividend in the form of a Dividend Note in connection with the exercise of stock options by Messrs. Johnson and Kemper under the Stock Purchase Agreement dated March 7, 1994, as amended by Amendment to Stock Purchase Agreement dated November 12, 1995;

                  (c) Grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of the employees, officers or directors of NPL except for (i) the payments to Messrs. Sutton and Maple listed on Schedule 3.11(c)(viii), (ii) severance payments under union agreements, (iii) miscellaneous other severance payments not known, but not to exceed a total of $10,000, (iv) normal salary increases, such as merit, promotion, etc., consistent with past practice;

                  (d) Except as listed on Disclosure Schedule 6.1(d), make any capital expenditures, including any capitalizable lease obligations, in amounts individually in excess of (i) $100,000 or (ii) $250,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair;

                  (e) Make or engage in any financing-related transactions other than (i) scheduled principal and interest payments on long-term debt, capital lease obligations, equipment leases, and the note payable to the current stockholder, (ii) transactions necessary to finance, consistent with past practices and with prudent business practices, capital expenditures made in accordance with the provisions of Section 6.1(d) hereof, and (iii) borrowings and payments under the working capital lines of credit, in the ordinary course of business. Scheduled principal and interest payments are listed on Disclosure Schedule 6.1(e).

                  (f) Make application for the opening of, or open, any new offices involving a lease in excess of one year;

                  (g) Acquire assets other than those necessary to the conduct of its business in the ordinary course;

                  (h) Sell, transfer, assign, encumber or otherwise dispose of assets other than has been customary in the ordinary course of business;

                  (i) Engage or participate in any material transaction or incur or sustain any obligation which would result in a cost to NPL, individually or cumulatively of more than $10,000 (a "Material Obligation") except for transactions which are in the ordinary course of business consistent with past practices and with prudent business practices and which are of similar kinds and involve similar amounts;

                  (j) Make any contributions to any Benefit Plans except in such amounts and at such times as consistent with past practice; discretionary or excess contributions are not permitted;

                  (k) Increase the number of full-time equivalent employees of NPL from July 31, 1995 except as consistent with past practice;

                  (l) Make or grant any safety or other bonuses to any employee or shareholder, except for bonuses payable to Mr. Johnson or Mr. Kemper under their existing respective employment contracts and other bonuses consistent with past practices;

                  (m) Make or grant any distributions to any shareholder other than customary salary and related benefits except the following:

                           (i) Bonuses to Mr. Johnson and Mr. Kemper in
                  accordance with their existing respective employment contracts;

                           (ii) Distributions to NPL Shareholders sufficient for
                  the payment of their 1995 and 1996 federal and state income taxes on the taxable income of NPL;

                           (iii) A distribution to Noel T. Coon as a bonus for
                  1995, computed as fifty percent (50%) of the amount by which the 1995 pretax income of NPL determined in accordance with generally accepted accounting principles consistently applied exceeds four million dollars ($4,000,000), said bonus not to exceed six hundred thousand dollars ($600,000); and

                           (iv) The Dividend Note to Noel T. Coon and the
                  transfer of the Option Notes in payment of the Dividend Note to Noel T. Coon in connection with the exercise of the Johnson and Kemper option exercises as described in Section 3.2.

                  (n)      Agree to do any of the foregoing.

                  6.2 No Solicitation. During the term hereof, neither NPL nor any of its directors, shareholders, officers, representatives, agents or other persons controlled by any of them, shall, directly or indirectly, encourage or solicit, or hold discussions or negotiations with, or provide any information to, any person, entity or group other than Southwest concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NPL. NPL will promptly communicate to Southwest the terms of any proposal that it may receive in respect of any such transaction.

                  6.3 Access to Management, Properties and Records; Confidentiality.

                  (a) NPL shall permit Southwest reasonable access to the properties of NPL, and shall disclose and make available to Southwest all books, papers and records relating to the assets, stock, ownerships, properties, obligations, operations and liabilities of NPL, including but not limited to, all books of account (including the general ledger), tax records, budgets, forecasts, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, internal audit reports, filings with any regulatory authority, company work papers and supporting documents, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Southwest may have a reasonable interest, in each case during normal business hours and upon reasonable notice. Between the signing of this Agreement and the Closing, the parties shall cooperate in accordance with the Memorandum of Mr. Johnson dated November 3, 1995 which is attached hereto as Exhibit A.

                  (b) All information furnished by NPL to Southwest or the representatives or affiliates of either pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of NPL, until consummation of the Merger and, if the Merger shall not occur, Southwest and its affiliates, agents and advisers shall destroy or return to NPL, as appropriate, all documents or other materials containing, reflecting or referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. Any destruction or return shall be certified in writing to the appropriate party. The obligation to keep such information confidential shall not apply to any information which Southwest can establish by convincing evidence was already in its possession (subject to no obligations of confidentiality) prior to the disclosure thereof by NPL; was then generally known to the public; becomes known to the public other than as a result of actions by Southwest or by its directors, officers or employees or agents; or was disclosed to Southwest or to its directors, officers or employees, solely by a third party not bound by any obligation of confidentiality.

                  6.4 Assignment of Contract Rights. NPL shall obtain any consents, waivers or revisions necessary to allow Merger Sub to accede to all of the rights of NPL under all existing real property and personal property leases, lines of credit, governmental licenses, permits and other contracts. Any costs associated with obtaining such consents, waivers and revisions shall be borne by NPL.

         7.       Employees; Employee Benefit Plans.

                  7.1      Covenants of NPL.

                  (a) Prior to Closing, NPL shall deliver or make available to Southwest complete and correct copies (if any) of (i) the most recent Internal Revenue Service determination letter relating to each Employee Pension Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code, (ii) the most recent annual report (Form 5500 Series) and accompanying schedules of each Benefit Plan, filed with the Internal Revenue Service or an explanation of why such annual report is not required, (iii) the most current summary plan description for each Benefit Plan, and (iv) the most recent audited financial statements of each Benefit Plan.

                  (b) Except as otherwise provided in this Agreement, NPL shall not establish, amend or terminate any Benefit Plan without the prior consultation and approval of Southwest.

         8.       Closing Conditions.

                  8.1 Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory or regulatory waiting periods in respect thereof shall have expired.

                  (b) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                  (c) Any applicable pre-merger/acquisition notification provisions of Section 7A of the Clayton Act shall have been complied with by the parties hereto, and no other statutory or regulatory requirements with respect to the Clayton Act shall be applicable. There shall be no pending or threatened proceedings with respect to this Agreement or the Merger under any applicable antitrust law.

                  8.2 Conditions to the Obligations of Southwest under this Agreement. The obligations of Southwest under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of the following conditions, any one or more of which may be waived by Southwest:

                  (a) Each of the obligations or covenants of NPL required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and each of the representations and warranties of NPL contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date), provided, however, that if any representation or warranty has proved untrue or incorrect in any material respect and the damage or loss resulting from such failure can be reduced to a dollar amount to which Noel T. Coon and Southwest agree, then such representation or warranty shall, for purposes of this closing condition, be deemed to be true and correct in all material respects at Closing, and the total Fair Market Value of the Southwest Common Stock to be delivered hereunder shall be reduced by such agreed amount.

                  (b) Any consents, waivers, clearances, approvals and authorizations of regulatory or governmental bodies or third parties that are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none of such consents, waivers, clearances, approvals or authorizations shall contain any term or condition that would have a Material Adverse Effect on NPL or Southwest or the Surviving Corporation. For purposes of
         Section 8 hereof, any "approval" which contains any of the foregoing unacceptable terms or conditions shall be deemed to be a regulatory "denial."

                  (c) Southwest shall have received an opinion, dated the date of the Closing, from Squire, Sanders & Dempsey and/or Arnold R. Madigan, counsel to NPL, substantially to the effect set forth in Exhibit B hereto.

                  (d) Since the date of this Agreement, there shall have been no material adverse change in the overall financial condition, business or results of operations of NPL taken as a whole. Normal seasonal variations are deemed not to be such a material adverse change.

                  (e) Except as otherwise requested, the directors of NPL shall have resigned effective on or prior to the Closing.

                  (f) NPL shall have furnished Southwest with such certificates of NPL officers and such other documents to evidence fulfillment of the conditions set forth in this Section 8.2 as Buyer may reasonably request.

                  8.3 Conditions to the Obligations of NPL Under This Agreement. The obligations of NPL under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of the following conditions, any one or more of which may be waived by Noel T. Coon on behalf of NPL and NPL
Shareholders:

                  (a) Each of the obligations of Southwest required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

                  (b) Each of the representations and warranties of Southwest contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date, except in the case of such representations and warranties, where the failure to be true would not have a Material Adverse Effect on Southwest.

                  (c) NPL shall have received an opinion, dated the date of the Closing, from Thomas J. Trimble, General Counsel to Southwest, substantially to the effect set forth in Exhibit C hereto.

                  (d) Southwest shall have furnished NPL with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.3 as NPL may reasonably request.

                  (e) NPL shall have received the opinion of Deloitte & Touche LLP that the merger qualifies as a tax-free reorganization under
         Section 368(a)(2)(D) of the Code and the Regulations thereunder.

                  (f) Since the date of this Agreement, there shall have been no material adverse change in the overall financial condition, business or results of operations of Southwest taken as a whole. Normal seasonal variations are deemed not to be such a material adverse change.

         9.       Closing.

                  9.1 Date and Place. The closing of the Merger (the "Closing") shall take place on the last day of the four or five week accounting period of NPL, as applicable, during which all of the conditions to the obligations of the parties hereunder, other than those to be performed at Closing, have been satisfied or waived (the "Closing Date");

provided, however, that if the Closing Date in accordance with the foregoing provisions of Section 9.1 would be less than five trading days prior to the end of such accounting period, the Closing Date shall be the last day of the next succeeding four or five week accounting period of NPL, as applicable. All actions taken at the Closing shall be deemed to have occurred simultaneously at the Effective Time. The Closing shall take place at the offices of Southwest in Las Vegas, Nevada, or at such other place as the parties hereto may mutually agree.

                  9.2 NPL's Closing Documents. At the Closing, NPL shall deliver to Southwest:

                  (a) One or more stock certificates registered in the name(s) of NPL Shareholders representing all of the issued and outstanding shares of NPL Capital Stock, duly endorsed on behalf of NPL Shareholders;

                  (b) Such other documents and instruments as required by
         Section 8 to be delivered by NPL or NPL Shareholders.

                  9.3 Southwest's Closing Documents. At the Closing, Southwest and Merger Sub shall deliver to NPL Shareholders:

                  (a) The Purchase Price of twenty-four million dollars ($24,000,000), payable in Southwest's Common Stock as provided for in this Agreement; and

                  (b) Such other documents and instruments as required by
         Section 8 to be delivered by Southwest.

         10.      Post-Closing Obligations.

                  10.1     Registration of Southwest Common Stock.

                  (a) As soon as practicable after the Closing Date, but in no event more than 30 days thereafter, Southwest shall (i) file a Form S-3 registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"), under Rule 415 thereunder, that includes all shares of Southwest Common Stock acquired by the NPL Shareholders in the Merger ("Acquired Stock"); (ii) file a request for exemption under Section 359-f(2) of the Fraudulent Practices Act ("Martin Act") with the Bureau of Investor Protection and Securities, Department of Law, State of New York; and (iii) take such other action as may be necessary to register or qualify the offer and sale of the Acquired Stock in any other state in which its Common Stock does not qualify as an "exempt security." Southwest agrees that it will use reasonable efforts to cause the Form S-3 registration statement to be declared effective by the SEC and the request for exemption to be granted by the Department of Law of the State of New York and to complete any other action which may be necessary to register or qualify the offer and sale of the Acquired Stock as provided in clause (iii) above. All expenses (exclusive of underwriting discounts and commissions and expenses for registration or licensing of the NPL Shareholders as a broker-dealer, dealer, salesperson, agent or associated person, if any, and fees and expenses of counsel for the NPL Shareholders) incurred in connection with such registration, request for exemption and actions shall be borne by Southwest. No transferee of the Acquired Stock shall be entitled to the rights and benefits of this
         Section 10.1, except transferees under Section 10.2(a)(ii).

                  (b) It shall be a condition precedent to the obligations of Southwest to file a registration statement or to register any securities pursuant to
         Section 10.1(a) that the NPL Shareholders furnish Southwest such undertakings as may be required by the Securities Act and other applicable law to permit the registration statement to be filed in accordance with Rule 415 under the Securities Act, and such information regarding the NPL Shareholders, the Acquired Stock, the intended method(s) of disposition of such securities and such other information (other than information known to Southwest with respect to contractual arrangements between the NPL Shareholders and Southwest) as, in the reasonable opinion of counsel to Southwest, is necessary to enable Southwest to cause such registration statement to be properly prepared and filed in accordance with applicable laws and to obtain acceleration of the effective date thereof. All underwriting discounts and commissions and expenses for registration or licensing of the NPL Shareholders as a broker-dealer, dealer salesperson, agent or associated person under state blue sky or securities laws, if any, shall be borne by the NPL Shareholders.

                  (c) Southwest agrees that it will keep each NPL Shareholder advised in writing as to the completion of any registrations or qualifications pursuant to this Section 10.1 and will, at its expense:
         (i) use reasonable efforts to keep such registrations and qualifications effective under the Securities Laws until such time as the Acquired Stock can be sold by the NPL Shareholders within the applicable volume limitation of Rule 144(e) or without any volume limitation in compliance with Rule 144(k), whichever first occurs (the "Restriction Lapse Date"); and (ii) furnish such number of prospectuses and other documents incident thereto as any NPL

         Shareholder from time to time may reasonably request. If, in the opinion of counsel to Southwest, the Form S-3 registration statement filed pursuant to Section 10.1(a) cannot be maintained in effect until the Restriction Lapse Date, then, not later than twenty (20) days prior to the expiration of the effectiveness of such Form S-3 registration statement, Southwest shall file another Form S-3 registration statement covering the remaining Acquired Stock, and shall use reasonable efforts to cause such registration statement to be declared effective and maintained in effect until the Restriction Lapse Date. In connection therewith, Southwest shall take the same actions with respect to such new registration statement and the registration and qualification of the remaining Acquired Stock under the Securities Laws as was required hereunder with respect to the original Form S-3 registration statement and the original registration and qualification of the Acquired Stock.

                  (d) If, at any time during the effectiveness of a Form S-3 registration statement filed hereunder, Southwest shall notify the NPL Shareholders that the prospectus contained therein contains an untrue statement of material fact or omits to state a material fact necessary to make the statements made therein not misleading, each NPL Shareholder agrees not to sell any of the Acquired Stock pursuant to such Form S-3 registration statement thereafter until such time as Southwest notifies the NPL Shareholders that such material misstatement or omission has been corrected through the filing of an appropriate supplement to such prospectus, the filing and effectiveness of an amendment to such registration statement, or the filing of a document incorporated by reference therein. Southwest shall use its reasonable efforts to file any such required supplement, amendment (and to have any such amendment declared effective) or such document as promptly as practicable; provided, however, that such filing may be delayed during any period of time that the executive officers and directors of Southwest have been asked to refrain from selling, offering to sell or otherwise disposing of any shares of its Common Stock or contracting to sell or otherwise disposing of any securities convertible into or exercisable or exchangeable for Common Stock.

                  (e) To the extent permitted by law, Southwest will indemnify and hold harmless each NPL Shareholder, any underwriter (as defined in the Securities Act) for any such NPL Shareholder and each person, if any, who controls such NPL Shareholder or underwriter within the meaning of the Securities Act or the 1934 Act (collectively, the "NPL Indemnified Parties") against any losses, claims, damages, or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the 1934 Act or any other federal or state law (the "Securities Laws"), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise from or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by

         Southwest of the Securities Laws; and Southwest will reimburse such NPL Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10.1(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Southwest (which consent shall not be unreasonably withheld), nor shall Southwest be liable in any case for any such loss, claim, damage, liability, or action to the extent that it arises from or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such NPL Indemnified Parties.

                  (f) To the extent permitted by law, each NPL Shareholder will indemnify and hold harmless Southwest, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Southwest within the meaning of the Securities Act, any underwriter within the meaning of the Securities Act or the 1934 Act for Southwest, any person who controls such underwriter, and any other person or entity selling securities in such registration statement, if any (the "Other Selling Stockholders") or any of such Other Selling Stockholders' directors, officers, partners, general partners or any person who controls such Other Selling Stockholders (collectively, the "Southwest Indemnified Parties") against any losses, claims, damages or liabilities (joint or several) to which any such Southwest Indemnified Parties may become subject under the Securities

         Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise from or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such NPL Shareholder in connection with such registration; and such NPL Shareholder will reimburse any legal or other expenses reasonably incurred by any Southwest Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10.1(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such NPL Shareholder, which consent shall not be unreasonably withheld.

                  (g) Promptly after receipt by any party entitled to indemnification under this Section 10.1 (an "Indemnified Party") of notice of the commencement of any action (including any governmental action ), such Indemnified Party will, if a claim in respect thereof is to be made under this Section 10.1 against any party required to indemnify such Indemnified Party (an "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such

         Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to notify an Indemnifying Party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 10.1, but the omission to so notify the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 10.1.

                  10.2     Restrictions on Sale of Acquired Stock.

                  (a) For a period of two years from the Closing Date, Noel T. Coon agrees that he will not sell, dispose of or otherwise transfer more shares of Acquired Stock than he would be permitted to sell under the volume limitations of Rule 144 of the Securities Act as in effect on the date hereof, assuming that such volume limitation provisions of Rule 144 would be fully applicable to sales of Acquired Stock by Noel
         T. Coon for the duration of such two-year period. Notwithstanding the foregoing, to the extent permitted by applicable law, (i) Noel T. Coon shall be permitted to sell any amount of Acquired Stock held by him if
         (A) the most recent closing per share price of Southwest Common Stock prior to such sale as reported by the principal exchange on which such Common Stock is listed shall be less than $10 or (B) if Southwest publicly announces a plan or other agreement or arrangement providing for the merger of Southwest with or into another entity, the acquisition or other sale of all or substantially all of the assets of Southwest (except for PriMerit Bank) by another entity or any other reorganization or business combination in which the Acquired Stock will be converted into cash or the securities of another person (collectively, an "Acquisition"); provided that if any Acquisition is submitted to a vote of the stockholders of Southwest, Noel T. Coon agrees to vote any shares of Acquired Stock he holds on the record date for determining stockholders entitled to vote on the Acquisition on a pro-rata basis with all other shareholders; and (ii) Noel T. Coon shall be permitted to transfer Acquired Stock by donation to any trust, foundation or charitable organization so long as such entity agrees to be bound by the provisions of Sections 10.2(b) and (c) hereof, in which event any sales of Acquired Stock by such entities shall be aggregated with any sales by Noel T. Coon in determining compliance herewith.

                  (b) Noel T. Coon agrees not to sell, either directly or indirectly, during any three-month period more than 240,000 shares of Acquired Stock to any one person or group, other than a broker-dealer who acquires the Acquired Stock for resale to any other person or group in a transaction which would not violate these provisions. Unless he has actual knowledge to the contrary, Noel T. Coon shall be entitled to rely upon a written representation from a purchaser that it is not acquiring the Acquired Stock in concert with any other person or with a view to resale in violation of these restrictions.

                  (c) The Acquired Stock acquired by Noel T. Coon shall bear the following legend:

                           THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
                  TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION. THESE SECURITIES ARE FURTHER SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN MERGER AGREEMENT DATED AS OF NOVEMBER 13,1995.

                  (d) The Acquired Stock acquired by William L. Johnson and Michael J. Kemper shall bear the following legend:

                           THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
                  TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                  This legend shall also appear on any Acquired Stock transferred by either Mr. Johnson or Mr. Kemper to a family trust or foundation.

         11.      Termination, Amendment and Waiver.

                  11.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Merger by the governmental agencies:

                  (a) By mutual written consent of Southwest and Noel T. Coon (on behalf of NPL and NPL Shareholders);

                  (b) By either Southwest or Noel T. Coon (on behalf of NPL and NPL Shareholders) if all pre-closing conditions are not satisfied on or prior to May 15, 1996, unless (i) the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party at or before the Closing; or (ii) Southwest and Noel T. Coon (on behalf of NPL and NPL Shareholders) mutually agree to extend the time;

                  (c) By Southwest (i) if at the time of such termination there shall have been a material adverse change in the financial condition, business or operations of NPL taken as a whole from that set forth in the audited financial statements for the year ended December 31, 1994, it being understood that any of the matters set forth in NPL's Disclosure Schedules as of the date of this Agreement are not deemed to be a material adverse change for purposes of this paragraph (c); or
         (ii) if there shall have been any material breach of any covenant of NPL hereunder and such breach shall not have been remedied within 45 days after receipt by NPL of notice in writing from Southwest specifying the nature of such breach and requesting that it be remedied;

                  (d) By Noel T. Coon (on behalf of NPL and NPL Shareholders)
         (i) if at the time of such termination there shall have been a material adverse change in the financial condition, business or result of operations of Southwest taken as a whole from that set forth in the audited financial statements for the year ended December 31, 1994; of
         (ii) if there shall have been any material breach of any covenant of Southwest hereunder and such breach shall have not been remedied within 45 days after receipt by Southwest of notice in writing from NPL specifying the nature of such breach and requesting that it be remedied.

                  11.2 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         12.      Expenses.

                  (a) All expenses incurred by or on behalf of NPL in connection with the negotiation, authorization, preparation, execution and consummation of this Agreement (including the costs of complying with any covenants or conditions to Closing) and the transactions contemplated hereby (other than expenses incurred in connection with the operation of NPL in the ordinary course which would have been incurred notwithstanding the transactions contemplated hereby or thereby), including, without limitation, all fees and expenses of agents, representatives, accountants, investment bankers and counsel employed by NPL shall be borne solely by Noel T. Coon, except that NPL may pay up to $240,000 in 1995 and up to $160,000 in 1996 based on services rendered on the basis of the usual and customary hourly rates previously charged by its attorneys and accountants.

                  (b) All expenses incurred by or on behalf of Southwest in connection with the negotiation, authorization, preparation, execution and consummation of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, accountants, investment bankers and counsel employed by Southwest, shall be borne solely by Southwest.

         13. Indemnification.

                  13.1 Indemnification of Southwest. NPL Shareholders shall indemnify Southwest and its officers, directors and subsidiaries from and against all claims, losses, damages, costs, assessments, judgments, awards, liabilities and expenses (including, without limitation, reasonable costs and expenses of litigation, and, to the extent permitted by law, reasonable attorneys' fees) incurred by Southwest or its officers, directors, agents or subsidiaries by reason of:

                  (a) The untruthfulness or inaccuracy of any of the representations or warranties of NPL or the breach of any obligations of NPL contained in this Agreement.

                  (b) Any judgments, fines, penalties, settlement payments, settlement costs and attorneys' fees and expenses and interest related thereto entered, paid or incurred by NPL after July 31, 1995 in connection with any currently existing but undisclosed actions, suits, claims, inquiries, proceedings or investigations before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator body or authority in excess of $10,000 in the aggregate and not reimbursed by insurance.

                  (c) Any liability of NPL, other than liabilities for benefits or contributions payable under or pursuant to Benefit Plans provided the existence of such liabilities does not violate any representation or warranty in Section 4.12(c) which is attributable to facts existing, or actions taken (or omissions occurring) prior to the Closing, which liability arises under ERISA due to (i) the acts or omissions of NPL with respect to the Benefit Plans or (ii) the acts or omissions of fiduciaries of the Benefit Plans to whom NPL is obligated to provide indemnification by contract or otherwise.

                  (d) The aggregate liability of NPL Shareholders, if any, shall be limited to a maximum of one million two hundred thousand dollars ($1,200,000) and the NPL Shareholders shall only be liable to the extent that indemnifiable amounts hereunder exceed, in the aggregate, two hundred forty thousand dollars ($240,000). The NPL Shareholders' share of any liability shall be in proportion to their respective NPL stock ownership at Closing and may be paid either in cash or in Southwest stock valued at the same price as at the Closing.

                  13.2 Southwest's Indemnification. Southwest shall indemnify NPL and NPL Shareholders from and against all claims, losses, damages, costs, assessments, judgments, awards, liabilities and expenses (including, without limitation, costs and expenses of litigation and, to the extent permitted by law, reasonable attorneys' fees) incurred by NPL or NPL Shareholders by reason of the untruthfulness or inaccuracy of any of Southwest's representations or warranties or the breach of any Southwest obligations contained in this Agreement.

                  13.3     Claims for Indemnity.

                  (a) Making of Claims for Indemnity. A claim for indemnity under this Agreement may be made by the indemnified party any time prior to one year after the Closing. Except for a claim for fraud, a claim for indemnity under this Agreement shall be the exclusive remedy of any indemnified party against any indemnifying party with respect to any claims, losses, damages, costs, assessments, judgments, awards, liabilities and expenses which arise out of or in any way relate to any act or omission in connection with the negotiation, execution, delivery or performance of this Agreement. Notwithstanding the foregoing, an indemnified party may pursue any available legal proceedings to enforce the obligation of an indemnifying party if such indemnifying party refuses or fails to perform such obligation, but the recovery in any such proceedings shall be limited to amounts which the indemnified party would have been entitled to be paid by the indemnifying party hereunder, together with the costs and expenses of such enforcement proceeding as provided in Section 14.10 hereof.

                  In the event that any such claim is made within such prescribed period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within the applicable period shall not be indemnified hereunder. Each written notice of a claim for indemnity shall set forth in reasonable detail the basis upon which such claim for indemnity is made.

                  (b) Conduct of Lawsuits. In the event that any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any loss, cost or expense subject to indemnification under this Agreement, then the indemnified party shall provide written notice of such demand, claim or lawsuit to the indemnifying party as soon as is reasonably practicable but, in any event, within five (5) days after discovery or receipt of such demand, claim or lawsuit (but failure to notify within such time period shall not rescind or revoke the indemnifying party's obligation to indemnify but shall only reduce the amount of the indemnification to the extent that the indemnifying party is damaged by such delay), and the indemnifying party shall have the option, at its cost and expense, to defend itself or to retain counsel for the indemnified party to defend any such demand, claim or lawsuit. In the event that the indemnifying party shall fail to respond to the indemnified party within five days after receipt of such written notice of any such demand, claim or lawsuit, then the indemnified party may retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its reasonable discretion deem proper, at the reasonable cost and expense of the indemnifying party, subject, however, to the indemnifying party's right to intervene in such defense at any time upon the giving of reasonable notice. The indemnified party shall use its best reasonable efforts to cooperate and assist the indemnifying party in defending any such demand, claim or lawsuit, which shall include, but not be limited to, the pursuit of all cross-claims and counterclaims associated therewith. In effecting the settlement of any such demand, claim or lawsuit, an indemnified party shall act in good faith, shall consult with the indemnifying party, and shall enter into only such settlement as the indemnifying party shall approve, which approval will not be unreasonably withheld and will be implied if the indemnifying party does not respond within 15 days of its receipt of the notice of such settlement offer.

         14. Miscellaneous.

                  14.1 Non-Compete Agreements. Noel T. Coon agrees that he will not, directly or indirectly, engage in competition with NPL or the Surviving Corporation in the states where either is now operating or has current plans to operate at the time of Closing for a period of four years following the Closing. William L. Johnson and Michael J. Kemper each agrees that he will not, directly or indirectly, engage in competition with NPL or the Surviving Corporation in the states where Surviving Corporation is operating at the time William L. Johnson or Michael J. Kemper, respectively, leaves the employment of the Surviving Corporation (except for the state of Michigan as to Mr. Johnson) for a period of two years following termination of his employment. The foregoing provisions shall apply to competition in any manner whatsoever including but not limited to, as an employee, independent contractor, consultant, owner, manager, shareholder, director, officer, principal, agent or trustee of or for any person or entity engaged in a business the same as or similar to that of NPL or Surviving Corporation or for their own account. Each NPL Shareholder further agrees that the foregoing non-competition provisions are reasonable as applied to him, would not impose any undue hardship on him if in force and is no wider in scope than necessary to afford reasonable protection to Southwest and Surviving Corporation. This section becomes effective upon the Closing and at that time supersedes the non-compete agreements contained in the existing Johnson and Kemper employment agreements.

                  14.2 NPL Promissory Notes to Noel T. Coon. The outstanding promissory notes in the approximate amount of $3.9 million from NPL to Noel T. Coon may be paid off in full by NPL prior to the Closing provided that NPL has adequate cash and credit to continue its operations in its usual and customary manner.

                  14.3 Survival. Subject to Section 13.3, the respective representations and warranties, covenants and agreements set forth in this Agreement and all Disclosure Schedules shall survive the Closing.

                  14.4 Notices. All notices, requests, claims, demands or other communica tions hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by registered or certified mail (return receipt requested) or by cable, telecopier, or telex to the respective parties as follows:

                  (a)      If to Southwest, to:

                           Michael O. Maffie
                           President and Chief Executive Officer
                           Southwest Gas Corporation
                           5241 Spring Mountain Road
                           P.O. Box 98510
                           Las Vegas, Nevada 89193-8510
                           Telephone: (702)876-7250
                           Telecopier: (702)876-7037

                           With a copy to:

                           Thomas J. Trimble
                           Senior Vice President/General Counsel
                             and Corporate Secretary
                           Southwest Gas Corporation
                           5241 Spring Mountain Road
                           P.O. Box 98510
                           Las Vegas, Nevada 89193-8510
                           Telephone: (702)876-7189
                           Telecopier: (702)876-7037

                  (b)      If to NPL, to:

                           Noel T. Coon
                           10840 East Candlewood Drive
                           Scottsdale, Arizona 85255
                           Telephone: (602)585-9803

                           With a copy to:

                           William L. Johnson
                           12500 Summit Street
                           Kansas City, Missouri 64145
                           Telephone: (816)942-6069

or such other address as shall be furnished in writing by any party to the others in accordance herewith, except that notices of change of address will only be effective upon receipt.

                  14.5 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

                  14.6 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

                   14.7 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                   14.8 Governing Law. This Agreement, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the state of Nevada applicable to contracts executed and delivered in Nevada by citizens of such state, to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof. This Agreement is being delivered in Las Vegas, Nevada.

                   14.9 Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                   14.10 Enforcement Costs. In the event of litigation or other proceeding to enforce this Agreement, the prevailing party or parties shall be entitled to recover reasonable costs and attorneys' fees to be set by the court and not by the jury.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 13th day of November, 1995.

NORTHERN PIPELINE                         NPL SHAREHOLDERS
CONSTRUCTION CO.,
a Minnesota corporation

                                          /s/ NOEL T. COON
                                          ----------------------------------
                                          Noel T. Coon

By:    /s/ WILLIAM L. JOHNSON
     ------------------------------
       William L. Johnson
                                          /s/ ALEXA S. HIGASHI
                                          ----------------------------------
Title: Chief Executive Officer            Alexa S. Higashi, his wife

Attest:  /s/ ROBERT DIGAN                 /s/ WILLIAM L. JOHNSON
        ---------------------------       ----------------------------------
         Robert Digan                     William L. Johnson

Title: Assistant Secretary
                                          /s/ JUDY JOHNSON
                                          ----------------------------------
                                          Judy Johnson, his wife

                                          /s/ MICHAEL J. KEMPER
                                          ----------------------------------
                                          Michael J. Kemper

                                          /s/ FRANCES KEMPER
                                          ----------------------------------
                                          Frances Kemper, his wife

                                          SOUTHWEST GAS CORPORATION, a
                                          California corporation

                                          By     /s/ MICHAEL O. MAFFIE
                                             -------------------------------
                                                   Michael O. Maffie

                                          Title:   President and Chief Executive
                                                      Officer

                                    ATTEST:     /s/ THOMAS J. TRIMBLE
                                             ---------------------------------
                                                  Thomas J. Trimble

                                    TITLE: Senior Vice President/General
                                           Counsel and Corporate Secretary

                                    SOUTHWEST GAS CORPORATION
                                      OF ARIZONA, a Nevada corporation

                                    By:      /s/ MICHAEL O. MAFFIE
                                         -------------------------------------
                                                Michael O. Maffie

                                    TITLE: President and Chief Executive
                                           Officer

                                    ATTEST:     /s/ THOMAS J. TRIMBLE
                                             ---------------------------------
                                                  Thomas J. Trimble

                                    TITLE: Senior Vice President/General
                                              Counsel and Corporate Secretary

                                    EXHIBIT B

Ladies and Gentlemen:

         This firm has acted as counsel for Northern Pipeline Construction Co., a Minnesota corporation ("NPL"), and NPL Shareholders in connection with the proposed acquisition of NPL by Southwest Gas Corporation, a California corporation ("Southwest"), pursuant to the Merger Agreement between Southwest and Southwest Gas Corporation of Arizona, a Nevada corporation (the "Merger Sub"), and NPL and NPL Shareholders dated as of November 13, 1995 (the "Agreement"). This opinion is delivered to you pursuant to Section 8.2 of the Agreement. Unless otherwise defined herein, all capitalized terms used in this opinion shall have the meanings attributed to them in the Agreement.

         In our capacity as counsel for NPL and NPL Shareholders and for purposes of this opinion, we have made those examinations and investigations of the local and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. For these purposes, we have, without independent investigation or confirmation, relied upon certificates provided by public officials and officers of NPL as to certain factual matters including those certificates described below. In the course of our examinations and investigations we have assumed the genuineness of all signatures on original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

         Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

                  1. NPL is a corporation duly organized, validly existing and in good standing under the laws of Minnesota, with the corporate powers and authority to own, lease and operate all of its properties and assets and to carry on its business as presently being conducted;

                  2. NPL is duly licensed and qualified to do business as a foreign corporation and is in good standing in Arizona, Colorado, Illinois, Kansas, Missouri, Montana, Nebraska, Nevada, New Jersey, Pennsylvania, Utah, Washington, and Wisconsin and in any other

To _________________
Date
Page 2

         jurisdiction in which, to the best of our knowledge after due inquiry, the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect;

                  3. NPL has the corporate Power and authority to consummate the transactions contemplated by the Agreement, and NPL has duly taken all requisite corporate action to authorize, execute and deliver the Agreement and perform the transactions contemplated by the Agreement. The Agreement and appropriate Exhibits thereto have been duly executed and delivered by NPL and constitute valid, binding and enforceable obligations of NPL and NPL Shareholders;

                  4. The authorized capital stock of NPL consists solely of 15,000 shares of Common Stock, par value $10.00 per share, of which ________ shares are issued and outstanding. All shares of the outstanding capital stock of NPL have been duly authorized and validly issued and are fully paid and nonassessable. After due inquiry, other than as described in the Agreement, we are not aware of any reservations for the issuance of NPL Common Stock or any outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for the transfer, purchase, or issuance of any shares of its Common Stock or any securities representing the right to purchase or otherwise receive any shares of its Common Stock or any securities convertible into or representing the right to purchase or subscribe to any such shares;

                  5. On the Closing Date and prior to the consummation of the transactions contemplated by the Agreement, the NPL Shareholders were the record owners of all of the issued and outstanding shares of NPL's Common Stock;

                  6. Neither the execution and delivery by NPL of the Agreement, nor the consummation of the transactions contemplated thereby, will (i) constitute a breach or violation of the Articles of Incorporation or Bylaws of NPL, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction, after due inquiry, known to us to be applicable to NPL, or any of its respective properties or assets, or (iii) to the best of our knowledge after due inquiry, violate, conflict with, result in a breach of any provisions of,

To _________________
Date
Page 3

         constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPL, under any of the terms, conditions, or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NPL is a party, or by which it or any of its properties or assets may be bound or affected, except where such violations, conflicts, breaches, defaults, termination, accelerations and encumbrances would not have a Material Adverse Effect, nor prevent the consummation of the transactions contemplated by the Agreement.

                  7. There are no pending or, to the best of our knowledge after due inquiry, threatened actions, suits, claims inquiries, proceedings or investigations involving NPL before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority that could have a Material Adverse Effect or which affect NPL's obligations under or purport to affect the legality, validity or enforceability of the Agreement or the transactions contemplated thereby;

                  8. Assuming due authorization of the Merger by all necessary corporate proceedings on the part of Southwest and Merger Sub and that Southwest and Merger Sub have taken all action required to be taken by them prior to the Closing Date, in accordance with the provision of the Agreement, the Merger will be validly consummated in accordance with the Agreement and Minnesota law, and each outstanding share of NPL Common Stock, including shares issued upon exercise of options to purchase NPL Common Stock which will have been exercised, prior to the Closing will be converted as provided in the Agreement; and

                  9. All governmental consents and approvals required to be obtained by NPL in order to permit the consummation by it of the Agreement and transactions contemplated thereby have been obtained, and all filings required to be made by NPL in order to permit such consummation have been made.

         We express no opinion with respect to the laws of any jurisdiction, other than the United States and Arizona, the general corporate law of the State of

To _________________
Date
Page 4


Minnesota and with respect to the opinion set forth in paragraph 2 only the laws of the States of Colorado, Illinois, Kansas, Missouri, Montana, Nebraska, Nevada, New Jersey, Pennsylvania, Utah, Washington and Wisconsin. The Agreement is governed by Nevada law and we have assumed with your consent that, to the extent applicable to our opinions set forth herein, Nevada law is the same as Arizona law, to the extent Nevada law is controlling.

         With respect to our opinion relating to the enforceability of any agreement or contract, our opinion is qualified in that enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         This opinion is being delivered to you for your sole use and benefit in connection with the acquisition of NPL by Southwest pursuant to the Agreement and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereinafter be brought to our attention.

                                                     Very truly yours,